EXHIBIT 2.01

                            ASSET PURCHASE AGREEMENT

     This Agreement is made and entered into this _____ day of May, 1998, by and between Sunburst Acquisitions II, Inc., a Colorado Corporation (hereinafter "Sunburst"), and Vector Energy Corporation, a Texas corporation (hereinafter "Vector").

     This Agreement sets forth the terms and conditions upon which Vector is selling to Sunburst and Sunburst is purchasing and acquiring from Vector certain operating properties, contract rights, and capital stock of a subsidiary corporation.

     NOW THEREFORE, in consideration of the foregoing, and in consideration of the mutual covenants and promises hereinafter set forth, it is agreed as follows:

     1.   Sale of Business  Assets.  On the terms, and subject to the conditions
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herein set forth, Vector shall convey, transfer, assign and deliver to Sunburst, on a going concern basis, and Sunburst shall acquire and accept from Vector all of the operating assets, contract rights and stock described in Exhibit A attached hereto and incorporated herein by this reference.

     2.   Purchase Price. On the terms and subject to the conditions  herein set
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forth, Sunburst shall, on the closing date:

     2.01 Issue and deliver to Vector 19,710,000 shares of its authorized, but previously unissued shares of common stock, to be registered in the name of Vector or its designees;

     2.02 Assume certain liabilities of Vector and of its wholly-owned subsidiary, Vector Exploration, Inc., in accordance with the Asset Transfer Agreement dated March 23, 1998, between Lisbon Development Company, LLC, and Vector.

     2.03 Sunburst shall assume and agree to be bound by all of the terms and conditions of the purchase and sale agreement dated March 31, 1998, by and between Vector, and Taurus Operating, Inc., pursuant to which Vector agreed to acquire certain properties and assets owned by Taurus Operating, Inc., referred to as the Westbrook Field.

     3.   Representations  and  Warranties  of  Vector.  Vector  represents  and
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warrants  as  follows:

     3.01 Existence.  Vector is a corporation duly organized,  validly existing,
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and in good standing  under the laws of the state of its  incorporation,  and is duly qualified to do business in the states in which its properties are located.

     3.02 Authorization.  Vector has all authority  necessary to enter into this
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Agreement, to perform all its obligations hereunder,  and to convey, transfer or assign all of the assets and properties described herein free and clear of all liens, claims and encumbrances other than those to be specifically assumed by Sunburst, as listed in Exhibit B attached hereto. This Agreement has been duly executed and delivered on its behalf, and at the Closing all documents and instruments required hereunder will have been duly executed and delivered. This Agreement, and all such documents and instruments shall constitute legal, valid, and binding obligations enforceable in accordance with their respective terms,
except  to  the  extent   enforceability   may  be   affected   by   bankruptcy,
reorganizations,   insolvency,   or  similar  law  affecting  creditors'  rights
generally.

     3.03 Power. Vector's execution, delivery, and performance of this Agreement
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and the transactions  contemplated hereby will not: (i) violate or conflict with any provision of its certificate of incorporation, by-laws, or other governing documents; (ii) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under any agreement or instrument to which it is a party or by which it is bound; or (iii) violate or conflict with any applicable judgment, decree, order, permit, law, rule, or regulation.

     3.04 Brokers.  Vector has incurred no  liability,  contingent or otherwise,
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for brokers' or finder's fees in respect of this transaction, for which Sunburst shall have any responsibility whatsoever.

     3.05 Further Distribution.  Vector (i) has such knowledge and experience in
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business and financial  matter that it is capable of  evaluating  the merits and risks of entering into and of carrying out its obligations in connection with the transactions contemplated herein; (ii) has received to date all information concerning Sunburst and other information relating to this Agreement which it requested; and (iii) is able to bear the economic risk of ownership of the securities of Sunburst for an indefinite period of time. Further, Vector acknowledges that Sunburst is relying upon the representations contained in the
foregoing   sentence  and  that  absent  such   representations,   the  proposed
transaction would not be entered into and this Agreement would not be executed and delivered by Sunburst.

     3.06 Effective Agreement. The execution,  delivery, and performance of this
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Agreement by Vector and the consummation of the transactions contemplated hereby do not require the consent, waiver, approval, or authorization of any person or public authority; do not result in a violation of any material breach of any law, rule, or regulation applicable to Vector, and do not conflict with or result in a breach of any of the governing instruments of Vector or, with or without the giving of notice and/or the passage of time, any mortgage, deed of trust, license, indenture, or other instrument or agreement, or any order, judgment, or other restriction of any kind or character to which Vector is a party.

     3.07 Litigation.  Vector is not a party to or threatened by any litigation,
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proceeding,   or   controversy   before  any  court,   governmental   body,   or
administrative agency which would have a Material Adverse Effect on the transactions contemplated under this Agreement.

     3.08 Compliance  with Laws. The execution and performance of this Agreement
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by  Vector  does  not  violate  any law or  regulation  of any  jurisdiction  or governmental body or agency and does not require approval of, or filing with, any governmental body or agency.

     3.09       Representations, Statements and Certificates.  No representation
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by  Vector,  nor  any  statement  or certificate furnished or to be furnished by
Vector pursuant to this Agreement, or in connection with the transactions contemplated herein, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

     4.   Representations  and Warranties of Sunburst.  Sunburst  represents and
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warrants as follows:

     4.01 Organization, Capitalization, etc.
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          (a)  Sunburst is a corporation duly organized,  validly existing,  and in good standing under the laws of the State of Colorado, and as of the Closing Date will be qualified to do business in the State of Texas, but will not be qualified in any other state.

          (b) The authorized capital stock of the Company consists of 100,000,000 shares, no par value common stock and 20,000,000 shares of preferred stock of which 2,190,000 shares of common stock and no shares of preferred stock are validly issued and outstanding, fully paid and non-assessable.

          (c) Sunburst has the unqualified right to issue the common shares to Vector as contemplated by the terms of this Agreement, and upon consummation of the transactions contemplated by this Agreement, Vector will acquire good and valid title to the Shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.

     4.02 Authority; No Violation.  The execution and delivery of this Agreement
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by Sunburst and the  consummation of the transactions  contemplated  hereby have been duly authorized. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a
violation   or  default   under  any  term  or  provision  of  the  Articles  of
Incorporation or bylaws of Sunburst, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which Sunburst is a party or by which Sunburst is bound.

     4.03 Financial  Statements.   Sunburst  has  delivered  to  Vector  audited
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financial  statements  for the  period  ending  April  30,  1997,  and which are attached to the Company's First Amended Form 10-SB filed with the Securities and Exchange Commission (the "Commission"). In addition, Sunburst has delivered to Vector its unaudited financial statements for the periods ending July 31, 1997, October 31, 1997, and January 31, 1998, which are attached to its Form 10-QSB filed with the Commission for each such period. All such financial statements are true and correct, and a fair and accurate presentation of the financial condition and assets and liabilities (whether accrued, absolute, contingent, or otherwise) of Sunburst as of the date thereof in accordance with generally accepted principals of accounting applied on a consistent basis.

     4.04 Tax  Returns.  Sunburst  has duly filed all tax  reports  and  returns
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required  to be filed by it and has  fully  paid all  taxes  and  other  charges claimed to be due from it by federal, state, or local taxing authorities (including without limitation those due in respect of its properties, income, franchises, licenses, sales, and payrolls); there are no liens upon any of Sunburst's property or assets; there are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted against the Company.

     4.05 Undisclosed Liabilities. Sunburst has no liabilities or obligations of
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any nature, whether absolute, accrued,  contingent, or otherwise and whether due or to become due, and does not know or have any reasonable ground to know of any basis for the assertion against it of any liability or obligation of any nature whatsoever.

     4.06 Litigation.  There  are no  actions,  proceedings,  or  investigations
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pending or, to the  knowledge of Sunburst,  threatened  against it, and Sunburst does not know or have any reason to know of any basis for any such action, proceedings, or investigation.

     4.07 Disclosure. Sunburst has disclosed to Vector all facts material to its
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assets,  prospects,  and  business.  No  representation  or warranty by Sunburst contained in this Agreement, and no statement contained in any instrument, list, certificate, or writing furnished to Vector pursuant to the provisions hereof or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide Vector with proper information as to Sunburst and its affairs.

     4.08 SEC Filings.  Sunburst is a reporting company under the Securities and
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Exchange  Act of 1934 (as  amended)  and has filed on a timely basis all reports required to be filed with the Securities and Exchange Commission.

     5.   Closing.
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     The closing under this Agreement shall take place at 5599 San Felipe, Suite
620, Houston, Texas, at 10:00 a.m. on May 8, 1998, or at such other date or time as the parties may mutually agree in writing.

     6.   Conditions Precedent to Closing by Sunburst.
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     The obligations of Sunburst to purchase the assets under this Agreement are subject to the satisfaction, at or before the closing, of all the conditions set out below in this paragraph 6. Sunburst may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Sunburst of any of its other rights or remedies, at law or in equity, if Vector shall be in default of any of its representations, warranties, or covenants under this Agreement. The conditions are as follows:

     6.01 Except as otherwise permitted by this Agreement, all representations and warranties by Vector in this Agreement or in any written statement that shall be delivered to Sunburst under this Agreement be true on and as of the closing date as though made at that time.

     6.02 Vector  shall  have   performed,   satisfied  and  complied  with  all
covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the closing date.

     6.03 During the period from the date hereof to the closing date, there shall not have been any material adverse change in the financial condition or the results of operations of Vector, and Vector shall not have sustained any material loss or damage to its assets, whether or not insured, that materially affects its ability to conduct a material part of its business.

     6.04 Sunburst and its counsel, accountants and other representatives shall have full access during normal business hours to all properties, books, accounts, records, contracts and documents of or relating to Vector. Vector shall furnish or cause to be furnished to Sunburst and its representatives all data and information concerning the business, finances and properties of Vector and its subsidiary that may reasonably be requested.

     6.05 Vector shall have established to the reasonable satisfaction of Sunburst that following completion of the transactions described herein, Sunburst will have total assets of not less than $11,500,000 liabilities of not more than $7,100,000, and net equity of not less than $4,400,000.

     7.   Conditions Precedent to Closing by Vector.

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     The  obligations  of Vector to transfer the assets under this Agreement are subject to the satisfaction, at or before the closing, of all the conditions set out below in this paragraph 7. Vector may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Vector of any of its other rights or remedies, at law or in equity, if Sunburst shall be in default of any of its representations, warranties, or covenants under this Agreement. The conditions are as follows:

     7.01 Except as otherwise permitted by this Agreement, all representations and warranties by Sunburst in this Agreement or in any written statement that shall be delivered to Vector under this Agreement be true on and as of the closing date as though made at that time.

     7.02 Sunburst shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the closing date.

     7.03 During the period from the date hereof to the closing date, there shall not have been any material adverse change in the financial condition or the results of operations of Sunburst, and Sunburst shall not have sustained any material loss or damage to its assets, whether or not insured, that materially affects its ability to conduct a material part of its business.

     7.04 Vector and its counsel, accountants and other representatives shall have full access during normal business hours to all properties, books, accounts, records, contracts and documents of or relating to Sunburst. Sunburst shall furnish or cause to be furnished to Vector and its representatives all data and information concerning the business, finances and properties of Sunburst and its subsidiary that may reasonably be requested.

     7.05 Michael Quinn and Jay Lutsky shall each have executed letters of resignation as officers and directors of Sunburst and shall have agreed to appoint successor directors designated by Vector to serve for their remaining unexpired terms.

     8.   Miscellaneous.
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     8.01 Expenses.  Vector  shall be  responsible  for payment of all legal and
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accounting  fees  incurred by  Sunburst in  connection  with  completion  of the transaction described herein.

     8.02 Binding Effect.  This Agreement shall be binding upon and inure to the
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benefit of the parties hereto, their successors and assigns.

     8.03 Prior  Agreements;  Amendments.  This  Agreement  supersedes all prior
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agreements  and  understandings  between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

     8.04 Headings.  The  section  and  paragraph  headings  contained  in  this
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Agreement  are for  reference  purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

     8.05 Governing  Law. This  Agreement  shall be governed by and construed in
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accordance with the laws of the State of Colorado.

     8.06 Counterparts;  Facsimile  Treated as Original.  This  Agreement may be
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executed  simultaneously  in one or more  counterparts,  each of which  shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures on counterparts shall be treated as originals.

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
     IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the day and year first above written.

SUNBURST  ACQUISITIONS  II,  INC.                      VECTOR ENERGY CORPORATION


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